Exhibit 23.A
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of El Paso Pipeline Partners, L.P.:
(1)	Registration Statement (Form S-8, No. 333-147940),

(2)	Registration Statement (Form S-3, No. 333-156978) and related Prospectus, and

(3)	Registration Statement (Form S-3, No. 333-156977) and related Prospectus;
of our following reports dated February 26, 2009, with respect to:
(1)	the consolidated financial statements of El Paso Pipeline Partners, L.P.,

(2)	the effectiveness of internal control over financial reporting of El Paso Pipeline Partners, L.P.,

(3)	the consolidated balance sheet of El Paso Pipeline GP Company, L.L.C.,

(4)	the consolidated financial statements and schedule of Colorado Interstate Gas Company, and

(5)	the consolidated financial statements and schedule of Southern Natural Gas Company;
included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Houston, Texas
February 26, 2009